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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-117594 and 333-106607 and Form SB-2 No. 333-122123, Form S-3 No. 333-110779, and Form S-4 No. 333-102115), of CardioTech International, Inc. and in the related Prospectuses of our report dated June 4, 2004, except for Note R as to which the date is June 21, 2004, with respect to the consolidated financial statements of CardioTech International Inc. included in this Annual Report (Form 10-KSB/A) for the fiscal year ended March 31, 2004.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
March 16, 2005

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm